UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 6, 2021

Viewbix Inc.

(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 000-15746

Delaware	68-0080601
(State of Incorporation)	(I.R.S. Employer Identification No.)

11 Derech Menachem Begin Street, Ramat Gan, Israel	5268104
(Address of Registrant’s Office)	(ZIP Code)

Registrant’s Telephone Number, including area code: 1 (855) 879-8439

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On December 5, 2021, Viewbix Inc. (the “Company”) entered into a certain Agreement and Plan of Merger (the “Agreement”) with Gix Media Ltd., an Israeli company and a leader in MarTech (Marketing Technology) solutions, mainly in search and content monetization (“Gix Media”) and Vmedia Merger Sub Ltd., an Israeli company and wholly-owned subsidiary of the Company (“Merger Sub”), pursuant to which, following the Merger (as defined herein), and upon satisfaction of additional closing conditions, Merger Sub will merge with and into Gix Media, with Gix Media being the surviving entity and wholly-owned subsidiary of the Company (the “Merger”).

Subject to the terms and conditions of the Agreement, at the Merger Effective Date (as defined in the Agreement) all outstanding ordinary shares of Gix Media, having no par value (the “Gix Media Shares”) will be converted into shares of the Company’s common stock, par value $0.0001 per share (“Viewbix Common Stock”), such that immediately following the Merger, holders of Gix Media Shares will hold 90% of the Company’s capital stock on a fully diluted basis.

Following the Merger, the board of directors of the Company is expected to consist of six (6) directors and will be comprised of four (4) new directors to be appointed by Gix Media, who will join the Company’s two currently-serving directors, Amihay Hadad and Alon Dayan.

The Agreement contains customary representations, warranties and covenants made by each of the Company, Gix Media and Merger Sub. Consummation of the Merger is subject to certain closing conditions, including, among other things, (i) the Company filing an amendment to its certificate of incorporation to change the Company’s name to “Gix Media, Inc.”, (ii) obtaining approval from certain third parties, including the approval of Bank Leumi due to certain liens registered in its favor against ordinary shares of Gix Media; (iii) conversion of the Company’s outstanding convertible instruments into restricted common stock of the Company and (iv) obtaining a tax pre-ruling from the Israeli Tax Authority relating to the Agreement. In addition, the closing of the Agreement is subject to and conditioned upon the approval of the shareholders of Gix Media and Merger Sub.

The foregoing description is qualified in its entirety by reference to the full text of the Agreement, filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01 Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Agreement and Plan of Merger, dated December 5, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

Forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including, but not limited to, the following: risks associated with each respective party’s ability to obtain the shareholder approval required to consummate the proposed Merger and the timing of the closing of the proposed Merger, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed Merger will not occur; risks related to the ability to consummate certain closing conditions, the occurrence of any event, change, or other circumstances that could give rise to the termination of the Merger Agreement; the outcome of any legal proceedings that may be instituted against the Company or Gix Media following the announcement of the Merger Agreement and the transactions contemplated therein; unanticipated difficulties or expenditures relating to the proposed Merger; the occurrence of any event, change, or other circumstance that could give rise to the termination of the Merger Agreement or could otherwise cause the transaction to fail to close; and the ability to recognize the anticipated benefits of the proposed Merger. Additional risks and uncertainties are identified and discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K, as supplemented by its other periodic filings with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viewbix Inc.

By:	/s/ Amihay Hadad
Name:	Amihay Hadad
Title:	Chief Executive Officer

Date: December 6, 2021